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                                                                     Exhibit 21



                          SUBSIDIARIES OF NAC Re CORP.


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                                                                 Jurisdiction
Name                                                           of Incorporation
----                                                           ----------------

NAC Reinsurance Corporation                                      New York

 -  Greenwich Insurance Company                                  California

 -  Indian Harbor Insurance Company                              North Dakota

 -  NAC Re International Holdings Limited                        United Kingdom

    -- NAC Re International Services
       Company Limited                                           United Kingdom

    -- NAC Reinsurance International Limited                     United Kingdom

    -- Stonebridge Underwriting, Ltd.                            United Kingdom

NAC Re Financial Services, Inc.                                  Delaware

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